UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2005
ENTERASYS NETWORKS, INC.
(Exact name of registrant as specified in its chapter)

Delaware	1-10228	04-2797263
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
50 Minuteman Road
Andover, MA 01810
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (978) 684-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreement.
Agreement and Plan of Merger
This Form 8-K/A is being filed to reflect that the price per share to be paid in connection with the Agreement and Plan of Merger between the Company and Gores ENT Holdings, Inc. and ENT Acquisition Corp. (“Acquisition”) is $13.92 rather than $1.74, to reflect the 8-for-1 reverse stock split that became effective after the close of trading on October 28, 2005.
Under the terms of the Merger Agreement, Acquisition will be merged (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation. At the effective time of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company (the “Common Stock”) will be cancelled and converted into the right to receive $13.92 in cash, without interest. At the effective time of the Merger, each outstanding vested option will be cancelled and converted into the right to receive in cash, without interest, the product of (a) the excess, if any, of $13.92 over the exercise price per share of Common Stock for such option and (b) the number of shares of Common Stock then subject to such option.
Amendment to the 2005 Enterasys Incentive Performance Plan
Following a change of control of the Company, awards under the EPIP would be paid on the earlier to occur of the date that annual EPIP payments are made based on corporate performance or March 15, 2006. The Form 8-K filed on November 14, 2005 listed the date as March 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 15, 2005	By:	/s/ GERALD M. HAINES II
		Name:	Gerald M. Haines II
		Title:	Executive Vice President